Exhibit 1.1
14,000,000 shares
BRIGHAM EXPLORATION COMPANY
Common Stock, par value $.01 per share
UNDERWRITING AGREEMENT
April 7, 2010
Credit Suisse Securities (USA) LLC
JEFFERIES & COMPANY, INC.
As Representatives of the Several Underwriters,
c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629
Dear Sirs:
1. Introductory. Brigham Exploration Company, a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”), for whom Credit Suisse Securities (USA) LLC and Jefferies & Company, Inc., are acting as representatives (the “Representatives”), to issue and sell to the several Underwriters 14,000,000 shares (“Firm Securities”) of its common stock, par value $.01 per share (“Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,100,000 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.
2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-165901), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
For purposes of this Agreement:
“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
“Act” means the Securities Act of 1933, as amended.
“Applicable Time” means 5:30 pm (Eastern time) on the date of this Agreement.
“Closing Date” has the meaning defined in Section 3 hereof.
“Commission” means the Securities and Exchange Commission.
“Effective Time” means the time of the first contract of sale for the Offered Securities.
“Exchange Act” means the Securities Exchange Act of 1934.
“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Stock Market (“Exchange Rules”).
“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of the Underwriting Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.
(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and, the preliminary prospectus supplement, dated April 5, 2010, including the base prospectus, dated April 5, 2010, (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(g) Good standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, prospects or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
(h) Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for any such jurisdiction where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the capital stock or other equity securities of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as disclosed in the General Disclosure Package or pledged in connection with the Company’s senior credit agreement.

(i) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.
(j) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(k) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).
(l) Listing. The Offered Securities have been approved for listing on the NASDAQ Global Select Market, subject to notice of issuance.
(m) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws.
(n) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have (i) defensible title to all their interests in the oil and gas properties described in the General Disclosure Package as being owned or leased by them, title investigations having been carried out by the Company in accordance with customary practice in the oil and gas industry, and (ii) good and marketable title to all other real property and all personal property described in the General Disclosure Package as being owned by them, in each case (except as encumbered under the Company’s senior credit agreement) free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other title defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries do not hold any leased real or personal property under valid and enforceable leases with terms or provisions that would materially interfere with the use made or to be made thereof by them.
(o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except (in the case of (ii) and (iii)) for breaches or violations which would not have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.
(q) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(r) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(s) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.
(t) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(u) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
(v) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Material United States Federal Income and Estate Tax Consequences to Non-U.S. Holders”, “Description of Capital Stock” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings and present the information required to be shown.
(w) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities under Rule 102 of Regulation M under the Act.

(x) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
(y) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.
(z) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
(aa) Absence of Accounting Issues. Except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.
(bb) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(cc) Financial Statements. The financial statements included in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.
(dd) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse to the Company and its subsidiaries taken as a whole, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
(ee) Reserve Engineers. Cawley, Gillespie & Associates, a petroleum engineering firm from whose reserve reports information (the “Reserve Information”) is set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, are independent petroleum engineers with respect to the Company. Other than (i) the production of reserves in the ordinary course of business (ii) intervening price fluctuations or (iii) as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in its proved reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the standardized measure of discounted future net cash flows therefrom, as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and reflected in the Reserve Information as of the respective dates such information is given. Estimates of the proved reserves and the present value of the estimated future net revenues and the discounted future net cash flows derived therefrom as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and reflected in the Reserve Information comply in all material respects to the applicable requirements of Regulation S-X of the Act and Industry Guide 2 under the Act.
(ff) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
(gg) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated in writing to the Company that it is considering any of the actions described in Section 7(d)(ii) hereof.
3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $17.235 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.
The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account specified by the Company to the Representatives at the office of Thompson & Knight LLP, 98 San Jacinto Boulevard, Suite 1900, Austin, Texas 78701, at 9:00 A.M., New York time, on April 13, 2010, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account specified by the Company to the Representatives, at the above office of Thompson & Knight LLP. Delivery of the Optional Securities will be made through the facilities of DTC unless the Representatives shall otherwise instruct.
4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:
(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(3) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.
(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.
(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designates and will continue such qualifications in effect so long as required for the distribution.
(g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale, costs and expenses related to the review by the Financial Industry Regulatory Authority of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, NYSE Euronext, the NASDAQ Stock Market LLC and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities under Rule 102 of Regulation M under the Act.
(k) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (a) for the offer and sale of Lock-Up Securities pursuant to this Agreement, (b) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (c) grants of employee stock options, restricted stock units or other equity based awards pursuant to the terms of a plan or similar arrangement in effect on the date hereof, (d) issuances of Lock-Up Securities pursuant to the exercise of such options, restricted stock units or equity awards or (e) sales or issuances of Lock-Up Securities required or directed by any governmental or regulatory authority. The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.
6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).
(b) Reserve Engineer Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Cawley, Gillespie & Associates, an independent petroleum engineers firm for the Company, and in form and substance satisfactory to the Representatives and the Representatives’ Counsel, with respect to the estimated quantities of the Company’s reserves, the future net revenues from those reserves and their present value as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus and such related matters as the Representatives shall reasonably request.
(c) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.
(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
(e) Opinion of Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Thompson & Knight LLP, counsel for the Company, as to the matters described in Schedule D.
(f) Opinion of General Counsel of the Company. The General Counsel of the Company shall have furnished to the Representative his written opinion, as counsel to the Company, as to the matters described in Schedule E.

(g) Opinion of Counsel for Underwriters. The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(h) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
8. Indemnification and Contribution.
(a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever, whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting”.
(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company compared to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Brigham Exploration Company, 6300 Bridge Point Parkway, Building 2, Suite 500, Austin, Texas 78730, Attention: Eric Sigsbey, General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.
14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;
(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, Brigham Exploration Company
By:	/s/ Ben M. Brigham
	Name:	Ben M. Brigham
	Title:	Chairman of the Board, President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. Credit Suisse Securities (USA) LLC
By:	/s/ Tim Perry
	Name:	Tim Perry
	Title:	Managing Director

Jefferies & Company, Inc.
By:	/s/ Matthew L. Sperling
	Name:	Matthew L. Sperling
	Title:	Managing Director Acting on behalf of themselves and as the Representatives of the several Underwriters

SCHEDULE A

Number of
Underwriter	Firm Securities
Credit Suisse Securities (USA) LLC	4,900,000
Jefferies & Company, Inc.	3,500,000
Raymond James & Associates, Inc.	1,400,000
RBC Capital Markets Corporation	1,400,000
Tudor, Pickering, Holt & Co. Securities, Inc.	1,400,000
Johnson Rice & Company L.L.C.	840,000
Howard Weil Incorporated	280,000
Thomas Weisel Partners LLC	280,000

Total	14,000,000

SCHEDULE B
1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

Free Writing Prospectus dated April 5, 2010.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.	The initial price to the public of the Offered Securities.

2.	The Offered Securities comprise 16,100,000 shares of common stock.

SCHEDULE C
The Representatives shall have received letters, dated, respectively, the date hereof and the First Closing Date, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:
Dear Sirs:
We have audited the consolidated balance sheets of Brigham Exploration Company and subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009. The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting are incorporated by reference in the Registration Statement on Form S-3 No. 333-165901, as amended, including the prospectus dated April 5, 2010 and the preliminary prospectus supplement dated April 5, 2010 (herein collectively referred to as the “Registration Statement”) filed by the Company under the Securities Act of 1933 (the “Act”). Our reports with respect thereto are also incorporated by reference in that Registration Statement.
In connection with the Registration Statement —
1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

2.	In our opinion, the consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related published rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company or the effectiveness of internal control over financial reporting as of any date or for any period subsequent to December 31, 2009; although we have conducted an audit for the year ended December 31, 2009, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2009, and for the year then ended, and the effectiveness of internal control over financial reporting as of December 31, 2009, but not on the financial statements or internal control over financial reporting for any period subsequent to December 31, 2009. Therefore, we are unable to and do not express any opinion on the financial position, results of operations, or cash flows, or the effectiveness of internal control over financial reporting as of any date or for any period subsequent to December 31, 2009.

4.	For purposes of this letter we have read the 2010 minutes of meetings of the Board of Directors, the Stockholders, the Audit Committee and the Compensation Committee of the Company as set forth in the minutes book at April 5, 2010, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein and that all such minutes had been approved. We have carried out other procedures to April 5, 2010 as follows (our procedures did not extend to the period from April 6, 2010 to April 7, 2010, inclusive):
a.	With respect to the period from January 1, 2010 to January 31, 2010, we have:
(i)	Read the unaudited consolidated financial information of the Company for the one-month periods ended January 31, 2010 and 2009 furnished to us by the Company, officials of the Company having advised us that no such financial information as of any date or for any period subsequent to January 31, 2010 was available. The financial information for January 31, 2010 is incomplete in that it omits a statement of cash flows and all notes to the financial statements.

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial information of the Company referred to in 4a(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements of the Company incorporated by reference in the Registration Statement.
The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:
(i)	At January 31, 2010, there has been any change in the number of shares of common stock outstanding, increases in consolidated long-term debt or decreases in net current assets (working capital) or stockholders’ equity of the

Company, as compared with the amounts shown in the December 31, 2009 consolidated balance sheet incorporated by reference in the Registration Statement, or for the period from January 1, 2010 to January 31, 2010, there have been any decreases, as compared with the corresponding period in the preceding year in consolidated revenues, operating income, or net income, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur or as described in the following table (in thousands):

	January 31,
	2010	December 31,
	(unaudited)	2009
Net current assets	$86,681	$90,666
Long-term debt	$158,988	$158,968
Common stock shares outstanding	99,365	99,352
6.	As mentioned in 4a(i), Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to January 31, 2010 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after January 31, 2010 have, of necessity, been even more limited than those with respect to the periods referred to in 4 above. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at April 5, 2010, there was any change in the common stock, increase in long-term debt or any decreases in current assets or stockholders’ equity of the Company as compared with amounts shown on the December 31, 2009 consolidated balance sheet incorporated by reference in the Registration Statement or (b) for the period from January 1, 2010 to April 5, 2010, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income, net income or earnings per share. The Company informed us that this information, other than the number of shares of common stock outstanding and the consolidated long-term debt, was not available as of a date subsequent to January 31, 2010. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any increase in long-term debt during this period. The number of common stock shares outstanding did change to approximately 99,537,000 shares at April 5, 2010.

7.	For purposes of this letter, we have also read the items identified by you on the attached copies of certain excerpts from (a) the Registration Statement, (b) the Company’s annual report on Form 10-K for the years ended December 31, 2009, 2008, and 2007, (c) the Company’s definitive proxy statement on Form DEF 14A dated September 9, 2009, and (d) the Company’s 2009 definitive proxy statement on Form DEF 14A dated April 30, 2009, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below. For purposes of reporting our findings, in those statements in which one or both of the compared amounts or percentages stated were rounded to some degree and the amounts and percentages were in agreement, except that they were not rounded to the same degree, we have nevertheless stated that we found the compared amounts to be in agreement. With respect to these items, we make no comment as to the Company’s determination as to what constitutes the appropriate explanations or causal relationships of such items. With respect to the disclosure by the Company of any non-GAAP financial measures as defined by Regulation G, we make no comment as to whether such measures or the resulting disclosures comply with the requirement of Regulation G or Item 10 of Regulation S-K:
(A)	Compared the amount or percentage to, or recalculated the amount or percentage from, information contained in the Company’s audited consolidated financial statements as of the date or for the period indicated and found them to be in agreement. However, we make no comment on the appropriateness of Company’s definition of EBITDA or the components of the computed amount.

(B)	Compared the amount or percentage to, or recalculated the amount or percentage from, information contained in the Company’s audited consolidated financial statements as of December 31, 2005, and for the year then ended and found them to be in agreement. However, we make no comment on the appropriateness of the Company’s definition of EBITDA or the components of the computed amount. The consolidated financial statements for the year ended December 31, 2005, were audited by other auditors.

(C)	Compared the amount or percentage to, or recalculated the amount or percentage from, a schedule prepared by the Company, derived from Company accounting records and found them to be in agreement.

(D)	Compared or recalculated the amounts under the captions “As Adjusted” to/from the Company’s consolidated financial statements as of December 31, 2009, adjusted to give effect to the proceeds from the Registration Statement and the intended use of the proceeds from the Registration Statement as described under “Use of

Proceeds,” and found such amounts to be in agreement (however, we make no comment regarding the reasonableness of “Use of Proceeds” or whether such use will actually take place).
(E)	Compared the amount or recalculated the amount from information included in the “Supplemental Oil and Gas Information (Unaudited)” contained in the Company’s audited consolidated financial statements as of the date or period indicated and found them to be in agreement. We make no comment as to the completeness, accuracy, or classifications of volumes used to make such computations, nor do we make comment regarding the appropriateness of the definition or the components of the computed amounts.
8.	It should be understood that we make no representation regarding questions of legal interpretations or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatements of the amounts or percentages included on the attached copies of certain excerpts from the Registration Statement, the Company’s annual report on Form 10-K for the years ended December 31, 2009, 2008, and 2007, the Company’s definitive proxy statement on Form DEF 14A dated September 9, 2009, and the Company’s 2009 definitive proxy statement on Form DEF 14A dated April 30, 2009. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosures or regarding whether any material facts have been omitted.

9.	Our audit of the consolidated financial statements of the Company for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein, nor any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those referred to above and, accordingly, we express no opinion thereon.

10.	It should be understood that our procedures with respect to the information contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) incorporated by reference in the Registration Statement were limited to applying the procedures stated above and therefore we make no representations regarding the accuracy of the discussion contained therein, whether any facts have been omitted, or regarding the adequacy of the disclosures in MD&A, other than with respect to the results of the procedures performed as described in paragraph 7 above.

11.	This letter is solely for the information of the addressees and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the Underwriters for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

SCHEDULE D
Form of Opinion For Counsel of Company
Ladies and Gentlemen:
We have acted as special counsel for Brigham Exploration Company, a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Underwriting Agreement dated as of April 7, 2010 (the “Underwriting Agreement”) between the Company and you (the Company and the affiliated entities of the Company listed in Schedule I.A. are referred to herein collectively as the “Relevant Parties”). This opinion letter is furnished to you solely for purposes of complying with the requirements of Section 7(e) of the Underwriting Agreement. Capitalized terms that are defined in the Underwriting Agreement and are used but not defined herein have the meanings given them in the Underwriting Agreement.
In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of the following:
(a) The Underwriting Agreement.
(b) The Registration Statement on Form S-3 (File No. 333-165901) filed with the Securities and Exchange Commission on April 5, 2010, including any amendment thereto, any document incorporated by reference therein and all 430B Information and 430C Information (the “Registration Statement”).
(c) The Prospectus Supplement dated as of April 7, 2010 (together with the base prospectus dated April 5, 2010 and the documents incorporated by reference therein, the “Final Prospectus”).
(d) The documents and information listed in Schedule I.F hereto (the “General Disclosure Package”).
We have also examined originals or copies of such other records of the Relevant Parties, certificates of public officials and of officers of the Relevant Parties and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.
In rendering the opinions expressed below, we have assumed:
(i) The genuineness of all signatures.
(ii) The authenticity of the originals of the documents submitted to us.
(iii) The conformity to authentic originals of any documents submitted to us as copies.
(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Underwriting Agreement and representations and statements made in certificates of public officials and by you and officers of the Relevant Parties.
We have not independently established the validity of the foregoing assumptions.
As used herein, “Applicable Laws” means those laws, rules and regulations of the State of New York, and the federal laws, rules and regulations of the United States of America, that in our experience are normally applicable to the Relevant Parties, the Underwriting Agreement or transactions of the type contemplated by the Underwriting Agreement, and, for purposes of our opinions in paragraphs 1, 2, 4(a), 4(c), 5, 7, 8, 9 and 11 below, include the General Corporation Law of the State of Delaware (the “DGCL”). However, the term “Applicable Laws” does not include:

(i) Any state or federal laws, rules or regulations relating to: (A) pollution or protection of the environment; (B) zoning, land use, building or construction; (C) occupational safety and health or other similar matters; (D) labor or employee rights and benefits, including without limitation the Employee Retirement Income Security Act of 1974, as amended; (E) the regulation of utilities; (F) antitrust and trade regulation; (G) tax; (H) securities, including without limitation federal and state securities laws, rules or regulations and the Investment Company Act of 1940, as amended; (I) corrupt practices, including without limitation the Foreign Corrupt Practices Act of 1977; and (J) copyrights, patents, service marks and trademarks.
(ii) Any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.
(iii) Any laws, rules or regulations that are applicable to the Relevant Parties, the Underwriting Agreement or such transactions solely because such laws, rules or regulations are part of a regulatory regime applicable to any party to any of the Underwriting Agreement or any of its affiliates because of the specific assets or business of such party or such affiliate.
Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:
1. Each Relevant Party is a corporation or limited partnership, as the case may be, that is validly existing and in good standing under the laws of its state of organization or formation, as the case may be.
2. The Company (a) has the corporate power to execute, deliver and perform the Underwriting Agreement, (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Underwriting Agreement and (c) has duly executed and delivered the Underwriting Agreement.
3. Each Relevant Party was in good standing and authorized to do business in each state specified with respect to such Relevant Party in Schedule I.C hereto as of the date specified in such Schedule.
4. The execution and delivery by the Company of the Underwriting Agreement do not, and the performance by it of its obligations thereunder will not, (a) violate its articles of incorporation or bylaws, (b) breach or result in a default or the creation of any lien under any agreement or instrument listed in Schedule I.D hereto (the “Applicable Contracts”) or any order, writ, judgment, injunction, decree, determination or award listed in Schedule I.E hereto, or (c) result in a violation by it of any Applicable Laws.
5. No authorization, approval or other action by, and no notice to or filing with, any United States federal, Delaware or New York governmental authority or regulatory body, or any third party that is a party to any Applicable Contract, is required under Applicable Laws for the due execution, delivery or performance by the Company of the Underwriting Agreement, except as have been obtained and are in full force and effect under the Securities Act of 1933, as amended (the “Securities Act”) and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Offered Securities.
6. The Company is not, and as a result of the transactions contemplated by the Underwriting Agreement will not be, required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
7. The Offered Securities have been duly authorized by the Company and, when issued and delivered as provided in the Underwriting Agreement, the Offered Securities will be validly issued, fully paid and non-assessable and the issuance of the Offered Securities will not be subject to preemptive rights pursuant to the DGCL, the certificate of incorporation or by-laws of the Company or any Applicable Contract.
8. The authorized equity capitalization as set forth in the certificate of incorporation of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.
9. The Offered Securities conform in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

10. The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission. The Registration Statement, as of its effective date, the General Disclosure Package, and as of  _____  :  _____  a.m. on the date hereof (the “Applicable Time”), and the Final Prospectus as of its date and the date hereof, complied and comply as to form in all material respects with the requirements of Form S-3 under the Securities Act of 1933, as amended. The Securities and Exchange Commission stated to us at  _____  a.m. today in a telephone conversation that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by it.
11. The statements made in the General Disclosure Package and Final Prospectus under the caption “Description of Capital Stock,” insofar as they purport to be summaries of the terms of the common stock of the Company, constitute accurate summaries of the terms of such common stock in all material respects.
12. The statements made in the General Disclosure Package and Final Prospectus under the caption “Material United States Federal Income and Estate Tax Consequences to Non-U.S. Holders,” insofar as they purport to be summaries of the terms of statutes, rules or regulations, constitute accurate summaries of the terms of such statutes, rules or regulations in all material respects.
The opinions set forth above are subject to the following qualifications and exceptions:
(a) Our opinions are limited to Applicable Laws and also (i) in the case of our opinion in paragraphs 5 and 10, the Securities Act, (ii) in the case of our opinion in paragraph 6 above, the Investment Company Act and (iii) in the case of our opinions in paragraph 3, to the limited extent set forth therein, the law of the states referred to in Schedule 1.C hereto, and we do not express any opinion herein concerning any other laws.
(b) With respect to our opinion in paragraph 1, we have relied exclusively upon the certificates of public officials described in Schedule I.B hereto.
(c) With respect to our opinion in paragraph 3, we have relied exclusively upon the certificates of public officials described in Schedule 1.C hereto.
(d) With respect to our opinion in paragraph 4(b), we express no opinion with respect to any financial test applicable to any Relevant Party in any Applicable Contract.
(e) We express no opinion in paragraph 10 with respect to the validity, completeness or truthfulness of the matters discussed in the Registration Statement, the General Disclosure Package or the Final Prospectus.
In the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus relating to the offering and sale of the Offered Securities, we reviewed the Registration Statement and the Final Prospectus, together with the General Disclosure Package and participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and the Underwriters’ counsel, and representatives of the independent public accountants for the Company, at which the contents of the Registration Statement and Final Prospectus and General Disclosure Package and related matters were discussed. We did not participate in the preparation of the documents incorporated by reference in the Final Prospectus but have reviewed such documents in connection with this opinion. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Final Prospectus or the General Disclosure Package, and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Final Prospectus and the General Disclosure Package involve matters of a non-legal nature. Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that, insofar as relevant to the offering of the Offered Securities:
(a) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(c) the Final Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus or the General Disclosure Package (except as otherwise specifically stated in paragraphs 8, 9, 11 and 12), and we do not express any belief with respect to the financial statements and related notes and schedules or other financial data, accounting data or information or assessments of or reports on the effectiveness of internal control over financial reporting; oil and gas reserves, prospects or production data; or statistical data derived from such financial, oil and gas reserves, prospects or production data contained in or omitted from the Registration Statement, the Final Prospectus or the General Disclosure Package.
This opinion letter is rendered to you in connection with the transactions contemplated by the Underwriting Agreement. Without our prior written consent, this opinion letter may not be relied upon by any person other than you, or by you for any other purpose.
This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Underwriting Agreement, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

SCHEDULE E
Form of Opinion For General Counsel
Ladies and Gentlemen:
The undersigned is the General Counsel of Brigham Exploration Company, a Delaware corporation (the “Company”). This opinion letter is furnished to you solely for purposes of complying with Section 7(f) of that certain Underwriting Agreement dated as of April 7, 2010 (the “Underwriting Agreement”), between the Company and Credit Suisse Securities (USA) LLC and Jefferies & Company, Inc., as representatives of the several underwriters. Capitalized terms that are defined in the Underwriting Agreement and are used but not defined herein have the meanings given them in the Underwriting Agreement.
In connection with this opinion letter, I have examined original counterparts or copies of original counterparts of the following documents:
(a) The Underwriting Agreement.
(b) The Registration Statement on Form S-3 (File No. 333-165901) filed with the Securities and Exchange Commission on April 5, 2010, including any amendment thereto, any document incorporated by reference therein and all 430B Information and 430C Information (the “Registration Statement”).
(c) The Prospectus Supplement dated as of April 7, 2010 (together with the base prospectus dated April 5, 2010 and the documents incorporated by reference therein, the “Final Prospectus”).
(d) The documents and information listed in Schedule I.F hereto (the “General Disclosure Package”).
I have also examined originals or copies of such other records of the Company and the subsidiaries of the Company identified in Schedule I.A hereto (collectively, the “Subsidiaries” and each individually, a “Subsidiary”), certificates of public officials and of officers of the Company, and agreements and other documents as I have deemed necessary as a basis for the opinions expressed below.
In rendering the opinions expressed below, I have assumed:
(i) The genuineness of all signatures.
(ii) The authenticity of the originals of the documents submitted to me.
(iii) The conformity to authentic originals of any documents submitted to me as copies.
(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Underwriting Agreement and representations and statements made in certificates of public officials and officers of the Company and the Subsidiaries.
I have not independently established the validity of the foregoing assumptions.
As used herein, “Applicable Laws” means those laws, rules and regulations of the State of Texas and the federal laws, rules and regulations of the United States of America, that in my experience are normally applicable to the Company, the Subsidiaries, the Underwriting Agreement or transactions of the type contemplated by the Underwriting Agreement, and, for purposes of my opinions in paragraph 1 below, include the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and Title 7, Chapter 78 of the Nevada Revised Statutes (the “NRS”). However, the term “Applicable Laws” does not include:

(i) Any state or federal laws, rules or regulations relating to: (A) pollution or protection of the environment; (B) zoning, land use, building or construction; (C) occupational safety and health or other similar matters; (D) labor or employee rights and benefits, including without limitation the Employee Retirement Income Security Act of 1974, as amended; (E) the regulation of utilities; (F) antitrust and trade regulation; (G) tax; (H) securities, including without limitation federal and state securities laws, rules, or regulations, including state anti-fraud laws, rules, or regulations, and the Investment Company Act of 1940, (I) corrupt practices, including without limitation the Foreign Corrupt Practices Act of 1977; and (J) copyrights, patents, service marks and trademarks.
(ii) Any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.
(iii) Any laws, rules or regulations that are applicable to the Company, the Subsidiaries, the Underwriting Agreement or such transactions solely because such laws, rules or regulations are part of a regulatory regime applicable to any party to the Underwriting Agreement or any of such party’s affiliates because of the specific assets or business of such other party or such affiliate.
(iv) The laws of the State of Delaware, except to the extent based on my review of the DGCL and the DRULPA, without consideration of any judicial or administrative interpretations thereof.
(v) The laws of the State of Texas, except to the extent based on my review of the Texas Corporation Law, Texas Business Corporation Act, Texas Limited Liability Company Law, Texas Limited Liability Company Act, Texas Limited Partnership Law and Texas Revised Limited Partnership Act, without consideration of any judicial or administrative interpretations thereof.
(vi) The laws of the State of Nevada except to the extent based on my review of the NRS, without consideration of any judicial or administrative interpretations thereof.
Based upon the foregoing, and subject to the qualifications and limitations herein set forth, I am of the opinion that:
1. All of the issued shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (i) as are described in the Registration Statement or (ii) as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
2. To my knowledge, there are no contracts, agreements or understandings between the Company and any person pursuant to which such person has the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person nor are there any such contracts, agreements or understandings that require the Company to include such securities in the securities registered pursuant to the Registration Statement.
3. To my knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect on the Company’s performance of the Underwriting Agreement or the consummation by the Company of the transactions contemplated therein.
The opinions set forth above are subject to the following qualifications and exceptions:
(a) My opinions are limited to Applicable Laws, and I do not express any opinion herein concerning any other laws.

(b) When used in this opinion, the words “my knowledge” signify that, in the course of my representation of the Company, no information with respect to statements in such opinion has come to my actual attention that would lead me to conclude that such statements are untrue. I have not made any special examination of my files or the files of the Company, any investigation of court or other public records, any inquiry with any other person, to determine the existence or absence of such facts.
This opinion letter is rendered to you in connection with the transactions contemplated in the Underwriting Agreement. This opinion letter may not be relied upon by any person other than you, or by you for any other purpose, without my prior written consent.
This opinion letter is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Underwriting Agreement, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and I specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.